UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2015

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

H&R Block, Inc. (the “Company”) is providing additional information, as described in this Current Report on Form 8-K, regarding its efforts to complete the previously announced sale of certain assets and liabilities, including all of the deposit liabilities, of H&R Block Bank, a federal savings bank (“HRB Bank”) to BofI Federal Bank, a federal savings bank (“BofI”).
Item 1.01.    Entry into a Material Definitive Agreement
As described in the Current Report on Form 8-K filed by the Company on April 10, 2014, HRB Bank, Block Financial LLC, a Delaware limited liability company and the sole shareholder of HRB Bank (“Block Financial”), and BofI, entered into a Purchase and Assumption Agreement on April 10, 2014 (the “P&A Agreement”) whereby HRB Bank will transfer certain assets and liabilities, including all of HRB Bank’s deposit liabilities, to BofI (the “P&A Transaction”). Additionally, the Program Management Agreement, the Emerald Advance Receivables Participation Agreement and the Guaranty Agreement, each as described in the Current Report on Form 8-K filed by the Company on April 10, 2014, will become effective upon the closing of the P&A Transaction.
As described in the Current Report on Form 8-K filed by the Company on October 23, 2014, HRB Bank, Block Financial, and BofI entered into a letter agreement amending the P&A Agreement to extend certain dates related to the closing of the P&A Transaction.
On February 12, 2015, HRB Bank, Block Financial, and BofI entered into a letter agreement (the “Letter Agreement”) agreeing to further amend the P&A Agreement as follows:

▪	to amend Section 3.01 to make the date of closing June 30, 2015, unless another date is mutually agreed upon in writing by the parties to the P&A Agreement;

▪	to amend Section 9.01(b) to extend the date after which any party is permitted to terminate the P&A Agreement from May 31, 2015 to July 31, 2015; and

▪
to amend Sections 9.01(c) and 9.01(d) of the P&A Agreement to extend the date upon which either party may terminate the agreement for regulatory denial or delay, such that (i) HRB Bank or Block Financial may terminate the P&A Agreement at any time if a regulator has denied a regulatory application filed by BofI in connection with the P&A Transaction or has indicated to BofI that no final decision on a regulatory application filed by BofI can or will be made prior to March 31, 2015 (instead of February 16, 2015 as previously provided), and (ii) BofI may terminate the P&A Agreement at any time if a regulator has denied a regulatory application filed by HRB Bank or Block Financial in connection with the Company’s bank divestiture transaction or has indicated to HRB Bank or Block Financial that no final decision on a regulatory application filed by HRB Bank or Block Financial can or will be made prior to March 31, 2015 (instead of February 16, 2015, as previously provided).

As previously disclosed, the P&A Agreement is subject to various closing conditions, including the receipt of certain required approvals, entry into certain additional agreements, and the fulfillment of various other customary conditions. There can be no assurances regarding when or if the P&A Agreement will ultimately receive regulatory approval, when or if the other closing conditions will be satisfied, or when or if the P&A Transaction will be completed.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit Number    Description

10.1	Letter Agreement among H&R Block Bank, Block Financial LLC, and BofI Federal Bank, effective February 12, 2015.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: February 13, 2015	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1	Letter Agreement among H&R Block Bank, Block Financial LLC, and BofI Federal Bank, effective February 12, 2015.